UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Media General, Inc.

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Media General, Inc., PO Box 85333 Richmond, VA 23293-0001 804/649-6748 www.mediageneral.com

FOR IMMEDIATE RELEASE Wednesday, January 30, 2008

Media General Comments on Harbinger Capital Partners’ Letter

RICHMOND, Va. – Media General (NYSE: MEG) today issued the following statement commenting on a letter received earlier today from Harbinger Capital Partners:

“We received today a letter from Philip Falcone of Harbinger indicating a willingness to engage in a dialogue and/or a meeting with Media General ‘at the earliest opportunity.’

“We welcome Harbinger’s willingness to engage in a dialogue with us, in part because we have been trying to do so with them for several months, and we look forward to hearing whatever Harbinger has to say.

“We question, however, the view expressed in Mr. Falcone’s letter that the way to enhance Media General’s value is to ‘enhance the company’s corporate governance’ and to ‘re-examine and adjust its strategic direction.’

“We also question Harbinger’s rationale for seeking to replace three of our experienced, outstanding independent directors.

“We agree with Mr. Falcone that Media General has ‘a terrific collection of assets.’ We believe, however, that the strategy we have been aggressively implementing to position Media General in our rapidly changing industry environment is the right strategy for the company and the best way to preserve and enhance value for all Media General shareholders over the long term.”

About Media General

Media General is a multimedia company operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 150 weekly newspapers and other publications. The company’s broadcasting assets include 23 network-affiliated television stations that reach more than 32 percent of the television households in the Southeast and nearly 9.5 percent of those in the United States. The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations.

Media General will file a proxy statement in connection with its 2008 annual meeting of stockholders. Media General stockholders are strongly advised to read the proxy statement and the accompanying white proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Media General with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Media General’s Internet website at www.mediageneral.com or by writing to Media General, Inc., P.O. Box 85333, Richmond, Virginia 23293. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co. at (800) 487-4870 toll-free or by email at info@dfking.com.

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Investor Contact:	Media Contact:
Lou Anne Nabhan	Ray Kozakewicz
(804) 649-6103	(804) 649-6748

Publishing • Broadcast • Interactive Media